Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

  PRESS RELEASE

Company Contact:	Investor and Media Contact:
James R. Heslop II Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3219 JHeslop@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2023 Nine-Month Financial Results

MIDDLEFIELD, OHIO, October 23, 2023 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and nine months ended September 30, 2023.

2023 Nine-Month Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 13.6% to a record $13.8 million

•	Earnings were $1.70 per diluted share compared to $2.08 per diluted share, reflecting a 38.6% increase in the average diluted shares outstanding related to the Liberty Bancshares, Inc. merger

•	Pre-tax, pre-provision net income increased 28.6% to a record $19.0 million(1)

•	Net interest income increased 38.0% to a record $49.8 million

•	Net interest margin improved by 13 basis points to 4.15%, compared to 4.02%

•	Noninterest income increased 17.5% to $5.1 million

•	Total loans were a record $1.45 billion, compared to $1.35 billion at December 31, 2022

•	Total deposits were a record $1.46 billion, compared to $1.40 billion at December 31, 2022

•	Return on average assets was 1.06%, compared to 1.24%

•	Return on average equity was 9.43%, compared to 11.96%

•	Return on average tangible common equity(1) was 11.92%, compared to 13.59%

•	Strong asset quality with nonperforming assets to total assets of 0.75%, compared to 0.78%

•	Allowance for credit losses was 1.45% of total loans, compared to 1.46%

•	Equity to assets increased to 10.80% from 9.09%

(1)	See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

“Our third quarter performance reflects record loans, stable asset quality, and controlled operating expenses. Throughout the year, we have added proven executives to our leadership team to help support our growth. We have also added experienced lenders and treasury management professionals to grow Middlefield’s brand and drive loan and deposit growth across our Northeast, Central, and Western Ohio markets. As a result of our team’s efforts, we ended the third quarter with record total loans and assets and a 103-basis point year-over-year increase in our yield on earning assets. While this has produced strong levels of interest income, the higher rate environment and significant competition for deposits increased our funding costs at a faster rate and pressured net interest income during the quarter. We expect increased competition for deposits and higher funding costs to continue throughout 2023 and into 2024,” stated James R. Heslop, II, Chief Executive Officer.

“We continue prudently managing our balance sheet and closely monitoring our loan portfolio. Despite the higher rate environment, economic activity remains stable across our Ohio markets, supported by low unemployment and large-scale, multi-year economic development projects. Our local presence in attractive Ohio markets, combined with $840 million in maximum borrowing capacity and a proven team of banking professionals, allows us to support the local needs of our communities while continuing to invest in our long-term growth initiatives,” concluded Mr. Heslop.

Income Statement

Net interest income for the 2023 nine-month period increased 38.0% to $49.8 million, compared to $36.1 million for the same period last year. Year-to-date, the net interest margin was 4.15%, compared to 4.02% for the same period last year. Net interest income for the 2023 third quarter increased 26.7% to $16.0 million, compared to $12.6 million for the 2022 third quarter. The net interest margin for the 2023 third quarter was 3.88%, compared to 4.23% for the same period of 2022.

Pre-tax income for the 2022 nine-month period benefited from $1.2 million of accelerated net fees associated with the Paycheck Protection Program (“PPP”).

For the 2023 nine-month period, noninterest income was $5.1 million, compared to $4.3 million for the same period last year. Noninterest income for the 2023 third quarter was $1.8 million, compared to $1.5 million for the same period the previous year.

For the 2023 nine-month period, noninterest expense was $36.0 million, compared to $25.7 million for the same period last year. Noninterest expense in the 2023 third quarter were $12.1 million, compared to $8.9 million for the 2022 third quarter. Higher 2023 third-quarter and year-to-date expenses were primarily associated with the Liberty Bancshares, Inc. merger.

Net income for the 2023 nine-month period ended September 30, 2023, was $13.8 million, or $1.70 per diluted share, compared to $12.2 million, or $2.08 per diluted share for the same period last year. Net income for the 2023 third quarter ended September 30, 2023, was $3.8 million, or $0.47 per diluted share, compared to $4.2 million, or $0.73 per diluted share, for the same period last year.

Pre-tax, pre-provision net income for the 2023 nine-months was $19.0 million, an increase of 28.6% from $14.7 million last year. For the 2023 third quarter, pre-tax, pre-provision net income was $5.7 million, an increase of 7.7% from $5.3 million last year. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”).

Balance Sheet

Total assets at September 30, 2023, increased 32.7% to $1.79 billion, compared to $1.35 billion at September 30, 2022. Total loans at September 30, 2023, increased 45.6% to $1.45 billion, compared to $995.2 million at September 30, 2022. The 45.6% year-over-year increase in total loans was due to the Liberty Bancshares, Inc. merger and organic loan growth. At September 30, 2023, total loans have increased organically by approximately 9.4% on an annualized basis.

Total deposits at September 30, 2023, were $1.46 billion, compared to $1.13 billion at September 30, 2022. The 28.9% year-over-year increase in deposits was primarily due to the Liberty Bancshares, Inc. merger. Noninterest-bearing deposits were 29.1% of total deposits at September 30, 2023, compared to 33.9% at September 30, 2022. At September 30, 2023, the Company had brokered deposits of $53.5 million, compared to $5.0 million at September 30, 2022.

The investment securities portfolio was $159.4 million at September 30, 2023, compared with $162.1 million at September 30, 2022.

Michael Ranttila, Chief Financial Officer, stated, “Our balance sheet remains strong, and during the quarter, we continued to benefit from stable asset quality, ample capital levels, and limited exposure to unrealized losses within our investment portfolio. Reflecting the stability of our loan portfolio, at September 30, 2023, nonperforming assets to total assets were 0.75%, compared to 0.78% at September 30, 2022. In addition, we ended the quarter with $65.5 million in cash and cash equivalents, $159.4 million in available for sale investment securities and $570.8 million of maximum borrowing capacity at the Federal Home Loan Bank, demonstrating ample liquidity levels. Finally, we maintained a modest level of unrealized losses on all securities, which was 13.6% of total capital at September 30, 2023, compared to 20.4% at September 30, 2022. We are confident we have sufficient liquidity to navigate a more complex economic environment while supporting our growth strategies and capital allocation priorities.”

Middlefield’s CRE portfolio included the following categories at September 30, 2023:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Office Space	$76,048	11.7%	5.3%
Shopping Plazas	$76,036	11.7%	5.3%
Multi-Family	$82,578	12.7%	5.7%
Self-Storage	$59,734	9.2%	4.1%
Hospitality	$40,450	6.2%	2.8%
Senior Living	$23,629	3.6%	1.6%
Other	$292,372	44.9%	20.2%

Total CRE	$650,847	100.0%	45.0%

Middlefield’s commercial real estate office credit exposure represented 5.3% of the Company’s total loan portfolio at September 30, 2023, with a weighted average loan-to-value of approximately 53%.

Stockholders’ Equity and Dividends

At September 30, 2023, stockholders’ equity was $193.7 million compared to $122.9 million at September 30, 2022. The 57.7% year-over-year increase in stockholders’ equity was primarily due to the Liberty Bancshares, Inc. merger, partially offset by an increase in the unrealized loss on the available-for-sale investment portfolio and acquisition of stock under the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at September 30, 2023, was $23.94 compared to $21.30 at September 30, 2022.

At September 30, 2023, tangible stockholders’ equity(1) was $150.6 million, compared to $106.6 million at September 30, 2022. On a per-share basis, tangible stockholders’ equity(1) was $18.62 at September 30, 2023, compared to $18.48 at September 30, 2022. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”).

Through the 2023 nine-month period, the Company declared cash dividends of $0.60 per share, a 17.6% increase from $0.51 per share for the same period last year.

At September 30, 2023, the Company had an equity-to-assets ratio of 10.80%, compared to 9.09% at September 30, 2022.

Asset Quality

For the 2023 nine-month period and third quarter, the Company recorded provisions for credit losses of $2.4 million and $1.1 million, respectively, versus no provisions for credit losses for the same periods last year. The increase is largely due to growth in unfunded commitments.

Net recoveries were $16,000 or 0.00% of average loans, annualized, during the 2023 third quarter, compared to net charge-offs of $18,000, or 0.01% of average loans, annualized, at September 30, 2022. Year-to-date net charge-offs were $87,000, or 0.01% of average loans, annualized, compared to net recoveries of $190,000, or 0.02% of average loans, annualized, for the nine-months ended September 30, 2022.

Nonperforming loans at September 30, 2023, were $7.7 million, compared to $3.7 million at September 30, 2022. Nonperforming assets at September 30, 2023, were $13.5 million, compared to $10.5 million at September 30, 2022. The allowance for credit losses at September 30, 2023, stood at $21.0 million, or 1.45% of total loans, compared to $14.5 million, or 1.46% of total loans at September 30, 2022.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.79 billion at September 30, 2023. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheets (period end)	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$56,228	$49,422	$59,609	$51,404	$119,777
Federal funds sold	9,274	9,654	7,048	2,405	8,800

Cash and cash equivalents	65,502	59,076	66,657	53,809	128,577
Investment securities available for sale, at fair value	159,414	167,209	169,605	164,967	162,064
Other investments	958	711	777	915	972
Loans held for sale	632	171	104	—	—
Loans:
Commercial real estate:
Owner occupied	185,593	187,919	185,661	191,748	120,912
Non-owner occupied	382,676	385,846	400,314	380,580	285,419
Multifamily	82,578	58,579	63,892	58,251	38,063
Residential real estate	321,331	312,196	306,179	296,308	247,612
Commercial and industrial	214,334	209,349	195,024	195,602	146,987
Home equity lines of credit	127,494	126,894	126,555	128,065	114,344
Construction and other	127,106	118,851	97,406	94,199	33,748
Consumer installment	7,481	9,801	7,816	8,119	8,110

Total loans	1,448,593	1,409,435	1,382,847	1,352,872	995,195
Less allowance for credit losses	20,986	20,591	20,162	14,438	14,532

Net loans	1,427,607	1,388,844	1,362,685	1,338,434	980,663
Premises and equipment, net	21,708	21,629	21,775	21,961	16,215
Goodwill	36,197	36,197	31,735	31,735	15,071
Core deposit intangibles	6,906	7,171	7,436	7,701	1,171
Bank-owned life insurance	34,153	34,235	34,015	33,811	17,382
Other real estate owned	5,792	5,792	5,792	5,821	6,792
Accrued interest receivable and other assets	34,551	30,472	27,258	28,528	22,104

TOTAL ASSETS	$1,793,420	$1,751,507	$1,727,839	$1,687,682	$1,351,011

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
LIABILITIES
Deposits:
Noninterest-bearing demand	$424,055	$441,102	$474,977	$503,907	$383,675
Interest-bearing demand	243,973	229,633	196,086	164,677	160,112
Money market	275,766	241,537	221,723	187,498	162,052
Savings	216,453	231,508	287,859	307,917	247,466
Time	296,732	287,861	244,962	238,020	177,182

Total deposits	1,456,979	1,431,641	1,425,607	1,402,019	1,130,487
Short-term borrowings:
Federal Home Loan Bank advances	118,000	100,000	85,000	65,000	80,000
Other borrowings	11,912	11,961	12,010	12,059	12,107
Accrued interest payable and other liabilities	12,780	10,678	10,057	10,913	5,562

TOTAL LIABILITIES	1,599,671	1,554,280	1,532,674	1,489,991	1,228,156

STOCKHOLDERS’ EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,928,028 shares issued, 8,092,576 shares outstanding as of September 30, 2023	161,312	161,211	161,248	161,029	87,640
Retained earnings	98,717	96,500	93,024	94,154	93,166
Accumulated other comprehensive loss	(26,426)	(20,630)	(19,253)	(22,144)	(25,080)
Treasury stock, at cost; 1,835,452 shares as of September 30, 2023	(39,854)	(39,854)	(39,854)	(35,348)	(32,871)

TOTAL STOCKHOLDERS’ EQUITY	193,749	197,227	195,165	197,691	122,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,793,420	$1,751,507	$1,727,839	$1,687,682	$1,351,011

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Nine Months Ended
Statements of Income	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$20,899	$20,762	$18,275	$14,368	$11,892	$59,935	$34,145
Interest-earning deposits in other institutions	300	369	250	240	134	920	232
Federal funds sold	266	158	253	119	51	678	100
Investment securities:
Taxable interest	477	479	458	477	449	1,415	1,334
Tax-exempt interest	980	978	980	986	982	2,938	2,721
Dividends on stock	148	91	88	68	59	326	116

Total interest and dividend income	23,070	22,837	20,304	16,258	13,567	66,212	38,648

INTEREST EXPENSE
Deposits	5,632	3,851	2,990	1,771	812	12,472	2,247
Short-term borrowings	1,258	1,462	653	263	44	3,373	44
Other borrowings	213	170	155	142	112	539	262

Total interest expense	7,103	5,483	3,798	2,176	968	16,384	2,553

NET INTEREST INCOME	15,967	17,354	16,506	14,082	12,599	49,828	36,095
Provision for credit losses	1,127	814	507	—	—	2,449	—

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	14,840	16,540	15,999	14,082	12,599	47,379	36,095

NONINTEREST INCOME
Service charges on deposit accounts	954	940	987	976	1,004	2,880	2,874
Gain (loss) on equity	48	(67)	(138)	(77)	(57)	(157)	(96)
Gain on other real estate owned	—	—	2	—	—	2	—
Earnings on bank-owned life insurance	207	220	200	137	108	627	322
Gain (loss) on sale of loans	45	6	23	(4)	7	74	28
Revenue from investment services	190	174	186	147	233	550	527
Gross rental income	110	77	102	951	—	290	—
Other income	263	242	318	284	251	822	677

Total noninterest income	1,817	1,592	1,680	2,414	1,546	5,088	4,332

NONINTEREST EXPENSE
Salaries and employee benefits	5,994	6,019	5,852	4,886	4,491	17,865	12,662
Occupancy expense	699	659	696	487	458	2,054	1,546
Equipment expense	297	354	317	252	233	969	822
Data processing costs	1,209	1,137	1,070	1,050	985	3,587	2,650
Ohio state franchise tax	398	398	385	279	293	1,180	878
Federal deposit insurance expense	207	249	120	105	84	576	224
Professional fees	545	550	538	382	280	1,633	1,118
Other real estate owned writedowns	—	—	—	1,000	—	—	215
Advertising expense	414	415	486	308	268	1,315	725
Software amortization expense	24	23	26	28	27	73	115
Core deposit intangible amortization	265	265	265	140	78	794	232
Gross other real estate owned expenses	195	63	132	692	1	390	—
Merger-related costs	22	206	245	1,413	390	300	969
Other expense	1,849	1,716	1,661	1,321	1,298	5,228	3,531

Total noninterest expense	12,118	12,054	11,793	12,343	8,886	35,964	25,687

Income before income taxes	4,539	6,078	5,886	4,153	5,259	16,503	14,740
Income taxes	703	986	989	651	1,010	2,678	2,569

NET INCOME	$3,836	$5,092	$4,897	$3,502	$4,249	$13,825	$12,171

PTPP (1)	$5,666	$6,892	$6,393	$4,153	$5,259	$18,952	$14,740

(1)	See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Per common share data
Net income per common share - basic	$0.47	$0.63	$0.60	$0.53	$0.73	$1.71	$2.08
Net income per common share - diluted	$0.47	$0.63	$0.60	$0.53	$0.73	$1.70	$2.08
Dividends declared per share	$0.20	$0.20	$0.20	$0.30	$0.17	$0.60	$0.51
Book value per share (period end)	$23.94	$24.38	$24.13	$23.98	$21.30	$23.94	$21.30
Tangible book value per share (period end) (1) (2)	$18.62	$19.02	$19.29	$19.19	$18.48	$18.62	$18.48
Dividends declared	$1,619	$1,616	$1,605	$2,514	$983	$4,841	$2,976
Dividend yield	3.12%	2.99%	2.89%	4.34%	2.49%	3.16%	2.52%
Dividend payout ratio	42.21%	31.74%	32.78%	71.79%	23.13%	35.02%	24.45%
Average shares outstanding - basic	8,092,494	8,088,793	8,138,771	6,593,616	5,792,773	8,106,517	5,840,757
Average shares outstanding - diluted	8,101,306	8,101,984	8,152,629	6,610,907	5,805,799	8,115,329	5,853,783
Period ending shares outstanding	8,092,576	8,088,793	8,088,793	8,245,235	5,767,803	8,092,576	5,767,803
Selected ratios
Return on average assets (Annualized)	0.86%	1.17%	1.16%	0.97%	1.32%	1.06%	1.24%
Return on average equity (Annualized)	7.73%	10.41%	10.19%	9.35%	12.94%	9.43%	11.96%
Return on average tangible common equity (1) (3)	9.91%	13.12%	12.77%	11.13%	14.79%	11.92%	13.59%
Efficiency (4)	65.65%	61.27%	62.44%	72.75%	61.07%	63.10%	61.79%
Equity to assets at period end	10.80%	11.26%	11.30%	11.71%	9.09%	10.80%	9.09%
Noninterest expense to average assets	0.68%	0.69%	0.69%	0.86%	0.69%	2.06%	1.96%

(1)	See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2)	Calculated by dividing tangible common equity by shares outstanding.
(3)	Calculated by dividing annualized net income for each period by average tangible common equity.
(4)	The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Yields	2023	2023	2023	2022	2022	2023	2022
Interest-earning assets:
Loans receivable (1)	5.82%	5.96%	5.45%	5.11%	4.78%	5.75%	4.66%
Investment securities (1)	4.09%	4.08%	4.11%	3.83%	3.90%	4.08%	3.69%
Interest-earning deposits with other banks	4.13%	3.98%	3.46%	3.42%	2.06%	3.85%	0.82%
Total interest-earning assets	5.58%	5.69%	5.22%	4.88%	4.55%	5.50%	4.30%
Deposits:
Interest-bearing demand deposits	1.51%	1.11%	0.83%	0.83%	0.22%	1.20%	0.17%
Money market deposits	2.94%	2.21%	1.52%	1.00%	0.46%	2.29%	0.47%
Savings deposits	0.58%	0.73%	1.03%	0.49%	0.19%	0.80%	0.10%
Certificates of deposit	3.27%	2.35%	1.71%	1.30%	0.96%	2.50%	0.89%
Total interest-bearing deposits	2.16%	1.60%	1.28%	0.87%	0.43%	1.70%	0.39%
Non-Deposit Funding:
Borrowings	5.66%	5.26%	4.78%	4.25%	2.94%	5.30%	2.61%
Total interest-bearing liabilities	2.48%	2.02%	1.52%	1.02%	0.50%	2.03%	0.43%
Cost of deposits	1.53%	1.09%	0.84%	0.57%	0.29%	1.16%	0.26%
Cost of funds	1.80%	1.43%	1.02%	0.68%	0.34%	1.42%	0.29%
Net interest margin (2)	3.88%	4.34%	4.26%	4.23%	4.23%	4.15%	4.02%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality data	2023	2023	2023	2022	2022
(Dollar amounts in thousands, unaudited)
Nonperforming loans (1)	$7,717	$7,116	$6,882	$2,111	$3,692
Other real estate owned	5,792	5,792	5,792	5,821	6,792

Nonperforming assets	$13,509	$12,908	$12,674	$7,932	$10,484

Allowance for credit losses	$20,986	$20,591	$20,162	$14,438	$14,532
Allowance for credit losses/total loans	1.45%	1.46%	1.46%	1.07%	1.46%
Net charge-offs (recoveries):
Quarter-to-date	$(16)	$111	$(8)	$94	$18
Year-to-date	87	103	(8)	(96)	(190)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.00%	0.03%	0.00%	0.03%	0.01%
Year-to-date	0.01%	0.01%	0.00%	(0.01%)	(0.02%)
Nonperforming loans/total loans	0.53%	0.50%	0.50%	0.16%	0.37%
Allowance for credit losses/nonperforming loans	271.95%	289.36%	292.97%	683.94%	393.61%
Nonperforming assets/total assets	0.75%	0.74%	0.73%	0.47%	0.78%

(1)	Nonperforming loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Stockholders’ equity	$193,749	$197,227	$195,165	$197,691	$122,855
Less goodwill and other intangibles	43,103	43,368	39,171	39,436	16,242

Tangible common equity	$150,646	$153,859	$155,994	$158,255	$106,613

Shares outstanding	8,092,576	8,088,793	8,088,793	8,245,235	5,767,803

Tangible book value per share	$18.62	$19.02	$19.29	$19.19	$18.48

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Average stockholders’ equity	$196,795	$196,183	$194,814	$148,616	$130,263	$196,074	$136,090
Less average goodwill and other intangibles	43,232	40,522	39,300	23,731	16,280	41,018	16,357

Average tangible common equity	$153,563	$155,661	$155,514	$124,885	$113,983	$155,056	$119,733

Net income	$3,836	$5,092	$4,897	$4,896	$3,502	$13,825	$12,171

Return on average tangible common equity (annualized)	9.91%	13.12%	12.77%	11.13%	14.79%	11.92%	13.59%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2023	2023	2023	2022	2022	2023	2022
Net income	$3,836	$5,092	$4,897	$3,502	$4,249	$13,825	$12,171
Add income taxes	703	986	989	651	1,010	2,678	2,569
Add provision for credit losses	1,127	814	507	—	—	2,449	—

PTPP	$5,666	$6,892	$6,393	$4,153	$5,259	$18,952	$14,740

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets:
Loans Receivable (1)	$1,425,375	$20,899	5.82%	$987,689	$11,892	4.78%
Investment securities (1)	166,671	1,457	4.09%	172,316	1,431	3.90%
Interest-earning deposits with other banks (2)	68,587	714	4.13%	46,938	244	2.06%

Total interest-earning assets	1,660,633	23,070	5.58%	1,206,943	13,567	4.55%

Noninterest-earning assets	115,353			73,753

Total assets	$1,775,986			$1,280,696

Interest-bearing liabilities:
Interest-bearing demand deposits	$256,153	$975	1.51%	$162,878	$91	0.22%
Money market deposits	259,802	1,928	2.94%	155,095	180	0.46%
Savings deposits	225,216	327	0.58%	249,898	119	0.19%
Certificates of deposit	291,409	2,402	3.27%	174,091	422	0.96%
Short-term borrowings	91,201	1,258	5.47%	8,554	44	2.04%
Other borrowings	11,940	213	7.08%	12,530	112	3.55%

Total interest-bearing liabilities	1,135,721	7,103	2.48%	763,046	968	0.50%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	431,775			382,351
Other liabilities	11,695			5,036
Stockholders’ equity	196,795			130,263

Total liabilities and stockholders’ equity	$1,775,986			$1,280,696

Net interest income		$15,967			$12,599

Interest rate spread (3)			3.10%			4.05%
Net interest margin (4)			3.88%			4.23%
Ratio of average interest-earning assets to average interest-bearing liabilities			146.22%			158.17%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $270 and $277 for the three months ended September 30, 2023 and 2022, respectively.
(2)	Includes dividends received on restricted stock.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Includes dividends received on restricted stock.

	For the Three Months Ended
	September 30, 2023			June 30, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans Receivable (1)	$1,425,375	$20,899	5.82%	$1,400,074	$20,762	5.96%
Investment securities (1)	166,671	1,457	4.09%	168,890	1,457	4.08%
Interest-earning deposits with other banks (2)	68,587	714	4.13%	62,296	618	3.98%

Total interest-earning assets	1,660,633	23,070	5.58%	1,631,260	22,837	5.69%

Noninterest-earning assets	115,353			114,120

Total assets	$1,775,986			$1,745,380

Interest-bearing liabilities:
Interest-bearing demand deposits	$256,153	$975	1.51%	$214,045	$595	1.11%
Money market deposits	259,802	1,928	2.94%	234,497	1,294	2.21%
Savings deposits	225,216	327	0.58%	263,587	478	0.73%
Certificates of deposit	291,409	2,402	3.27%	252,785	1,484	2.35%
Short-term borrowings	91,201	1,258	5.47%	112,349	1,462	5.22%
Other borrowings	11,940	213	7.08%	11,992	170	5.69%

Total interest-bearing liabilities	1,135,721	7,103	2.48%	1,089,255	5,483	2.02%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	431,775			450,835
Other liabilities	11,695			9,107
Stockholders’ equity	196,795			196,183

Total liabilities and stockholders’ equity	$1,775,986			$1,745,380

Net interest income		$15,967			$17,354

Interest rate spread (3)			3.10%			3.67%
Net interest margin (4)			3.88%			4.34%
Ratio of average interest-earning assets to average interest-bearing liabilities			146.22%			149.76%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $270 and $294 for the three months ended September 30, 2023 and June 30, 2022, respectively.
(2)	Includes dividends received on restricted stock.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Includes dividends received on restricted stock.

	For the Nine Months Ended
	September 30,			September 30,
	2023			2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans Receivable (1)	$1,395,438	$59,935	5.75%	$980,787	$34,145	4.66%
Investment securities (1)	168,049	4,353	4.08%	173,094	4,055	3.69%
Interest-earning deposits with other banks (2)	66,730	1,924	3.85%	72,851	448	0.82%

Total interest-earning assets	1,630,217	66,212	5.50%	1,226,732	38,648	4.30%

Noninterest-earning assets	115,627			82,733

Total assets	$1,745,844			$1,309,465

Interest-bearing liabilities:
Interest-bearing demand deposits	$216,044	$1,934	1.20%	$164,337	$210	0.17%
Money market deposits	234,236	4,005	2.29%	175,024	620	0.47%
Savings deposits	267,951	1,608	0.80%	256,762	197	0.10%
Certificates of deposit	263,448	4,925	2.50%	184,165	1,220	0.89%
Short-term borrowings	86,670	3,373	5.20%	2,851	44	2.06%
Other borrowings	11,990	539	6.01%	12,806	262	2.74%

Total interest-bearing liabilities	1,080,339	16,384	2.03%	795,945	2,553	0.43%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	458,086			372,343
Other liabilities	11,345			5,087
Stockholders’ equity	196,074			136,090

Total liabilities and stockholders’ equity	$1,745,844			$1,309,465

Net interest income		$49,828			$36,095

Interest rate spread (3)			3.47%			3.87%
Net interest margin (4)			4.15%			4.02%
Ratio of average interest-earning assets to average interest-bearing liabilities			150.90%			154.12%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $824 and $768 for the nine months ended September 30, 2023 and 2022, respectively.
(2)	Includes dividends received on restricted stock.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.